                                                            Exhibit 11.1

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)

                                           Three months ended  Nine months ended
                                                 June 30,           June 30,
                                           ------------------  -----------------
                                             1997      1996      1997      1996
                                           -------   --------  -------  -------
Net income................................ $ 31,001   $ 24,176  $82,819  $64,195
                                           ========   ========  ======= ========


                PRIMARY

Weighted average number of common shares
  outstanding during the period...........  107,921    105,615  106,954  105,036
Exercise of options, net of assumed
 purchase of treasury shares with
 proceeds therefrom.........................  4,194      5,254    4,652    5,271
                                              -----    -------  -------  -------

    Weighted average number of common
      shares outstanding during the
      period as adjusted..................  112,115    110,869  111,606  110,307
                                            =======    =======  =======  =======

Net income per share...................... $    .28   $    .22  $   .74  $   .58
                                           ========   ========  =======  =======


                   FULLY DILUTED

Weighted average number of common shares
  outstanding during the period...........  107,921    105,615  106,954  105,036
Exercise of options, net of assumed
 purchase of treasury shares with
 proceeds therefrom.......................    4,243      5,254    4,956    5,421
                                              -----    -------  -------  -------

    Weighted average number of common
      shares outstanding during the
      period as adjusted..................  112,164    110,869  111,910  110,457
                                           ========   ========  =======  =======


Net income per share...................... $    .28   $    .22  $   .74  $   .58
                                           ========   ========  =======  =======
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